Exhibit 99.1

4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366

December 4, 2025

Dear Fellow Shareholders,

Q3 was a milestone quarter for AEye, defined by execution, commercialization, and expansion. I want to share an update on where we stand today and the momentum we are carrying into the year ahead. We have positioned our business for durable growth through continued conversion of our technology leadership into commercial traction, strengthening our foundation as we head into 2026.

Customer engagement across our core markets continued to rise, our pipeline expanded meaningfully, and we took concrete steps to ensure we can scale as demand for Apollo accelerates. Also in the quarter, a strategic investment from a leading global institutional investor further fortified our balance sheet to support continued product innovation, operational enhancement, and commercialization.

I am pleased to share more details below on these significant achievements in Q3:

●	Accelerated Commercial Traction: We doubled our customer base since the end of Q2, bringing us to 12 contracts year-to-date across defense, aviation, rail, and intelligent infrastructure. This momentum reflects a clear message from the market: Apollo, our ultra-long-range product, solves mission-critical sensing challenges that we believe other lidar products cannot address.

●	Scaling Apollo Production: We expanded our Tier-1 manufacturing partnership with LITEON to meet the strong and growing demand we are seeing. The new dedicated production line, funded in part by our recent strategic investment, positions us to fulfill customer needs at scale with annual production capacity of up to 60,000 Apollo units.

●	Defense Deployment Underway: We delivered Apollo units to a global defense contractor for next-generation aerial systems, reinforcing Apollo’s ability to reliably detect small objects at long range in the most demanding environments.

●	Deepening Automotive Engagement: We are now interacting with about two-thirds of major Western OEMs, reflecting strong interest in Apollo’s compact, behind-the-windshield form-factor, and ability to meet long-range sensing requirements without exterior vehicle changes.

●	Expanding Strategic Partnerships: New collaborations with Black Sesame Technologies, Blue-Band, and Flasheye further extend the reach of Apollo and OPTIS™ into smart infrastructure and advanced logistics applications. These partnerships are bolstering our customer pipeline – our work with Black Sesame led to a recent selection by a leading transportation OEM for a potential $30 million opportunity.

●	Strengthened Financial Position: We ended the quarter with strong liquidity and a nearly debt-free balance sheet, giving us operational runway well into 2028 and the ability to invest and scale responsibly while remaining financially disciplined.

December 4, 2025

These accomplishments have resulted in a significant improvement in market valuation, driving our ability to invest in AEye’s future success and deliver long-term shareholder value.

Looking Ahead

I am exceptionally proud of how far the team has taken AEye, having overcome legacy challenges previously facing our company to have built a world-class product, achieved commercial traction across multiple markets, created a scalable manufacturing path, and strengthened our financial foundation. Looking ahead, I am energized about the opportunities before us as we advance AEye’s strategy and scale our commercial reach.

As we move into 2026, our priorities to capitalize on this momentum are clear:

●	Expanding Apollo and OPTIS™ into high-value commercial applications that benefit from long-range accuracy and adaptability, including intelligent transportation systems, defense, and aviation

●	Broadening automotive OEM penetration via Apollo’s unique integration capabilities

●	Accelerating our progress in physical AI leadership

●	Maintaining disciplined financial and operational execution

AEye’s leadership team and Board remain laser-focused on strategic execution and are committed to the long-term success of the company. Our team brings the technical skills, operational experience, and vision to continue executing on and overseeing AEye’s next phase of growth.

We are building a business designed to scale, built on our capital-light model, operational discipline, and products that deliver meaningful, real-world impact across multiple industries.

We are united by a clear mission: making the world safer through intelligent sensing. AEye is developing innovative products that matter, by solving problems that impact human safety and increase economic productivity.

The opportunities ahead of us are significant, and we are well-positioned to continue executing our long-term strategy.

Thank you for your continued confidence in AEye, and in our vision of making the world a safer place.

Sincerely,

Matthew Fisch

Chairman and Chief Executive Officer

December 4, 2025

Forward-Looking Statements

Certain statements included in this shareholder letter that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this shareholder letter include, without limitation, statements about the anticipated future performance of AEye, the ability to meet demand for products via its manufacturing partnership, the strategic relationships AEye has entered into and the expected outcomes from such relationships, the financial viability of AEye, and the competitive advantages of AEye’s products, among others. These statements are based on various assumptions, whether or not identified in this shareholder letter. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this shareholder letter, including but not limited to: (i) the risks that the momentum may not carry into 2026 to the extent or in the time frame anticipated, or at all; (ii) the risks that the business may not be positioned for durable growth nor achieve commercial traction to the extent or in the time frame anticipated, or at all; (iii) the risks that rising customer engagement and/or pipeline expansion may not continue to the extent or in the time frame anticipated, or at all; (iv) the risks that the steps taken to ensure we can scale as demand for Apollo accelerates may not be sufficient to meet such demand, should it materialize, because of our reliance on third party suppliers and manufacturers, or otherwise; (v) the risks that Apollo may not solve mission-critical sensing challenges that other lidar products cannot address to the extent anticipated, or at all; (vi) the risks that the strong and growing demand AEye is seeing may not be realized to the extent or in the time frame anticipated, or at all; (vii) the risks that Apollo may not be able to reliably detect small objects at long range in the most demanding environments to the extent anticipated, or at all; (viii) the risks that the interactions with about two-thirds of major Western OEMs may not reflect strong interest in Apollo to the extent or in the time frame anticipated, or at all; (ix) the risks that the collaborations with Black Sesame Technologies, Blue-Band, and/or Flasheye may not further extend the reach of Apollo and OPTIS™ into smart infrastructure and advanced logistics applications to the extent or in the time frame anticipated, or at all; (x) the risks that AEye’s strengthened financial position may not provide operational runway well into 2028 due to unforeseen expenses or otherwise; (xi) the risks that AEye may not be able to invest in its future success nor deliver long-term shareholder value to the extent or in the time frame anticipated, or at all; (xii) the risks that the expansion of Apollo and OPTIS™ into high-value commercial applications may not occur to the extent or in the time frame anticipated, or at all; (xiii) the risks that AEye may be unable to broaden automotive OEM penetration to the extent or in the time frame anticipated, or at all; (xiv) the risks that AEye may be unable to accelerate its progress in physical AI leadership to the extent or in the time frame anticipated, or at all; (xv) the risks that AEye may be unable to maintain disciplined financial and operational execution to the extent or in the time frame anticipated, or at all; (xvi) the risks that AEye’s leadership team and Board may not have the technical skills, operational experience, nor vision to continue to execute on nor oversee AEye’s next phase of growth to the extent anticipated, or at all; (xvii) the risk that AEye may not be able to build a business designed to scale, remain capital-light, have the necessary operational discipline, nor products that deliver meaningful, real-world impact across multiple industries to the extent or in the time frame anticipated, or at all; (xviii) the risks that the opportunities ahead of AEye may not be as significant as anticipated nor be realized in the time frame anticipated, or at all; (xix) the risks that AEye may not be as well-positioned to continue executing against its long-term strategy to the extent or in the time frame anticipated, or at all; (xx) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xxi) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xxii) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xxiii) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xxiv) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xxv) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xxvi) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxvii) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; (xxviii) the risk that AEye’s capital-light, partnership-driven strategy may not be sufficient to enable it to scale efficiently and achieve long-term sustainability; and (xxix) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.